                                  AGENCY AGREEMENT

     AGREEMENT made this 25th day of November, 1997, by and between (a) BRAVO Trust Series 1997-1 (the "Trust"), a trust established under the laws of the State of Delaware pursuant to the Declaration of Trust and Trust Agreement dated November 25, 1997 (the "Trust Agreement") with The Bank of New York, a New York banking corporation, as trustee (the "Trustee" and in its individual capacity, the "Bank"), and (b) Bayerische Landesbank Girozentrale, New York Branch (the "Trust's Agent").

                                W I T N E S S E T H:

     WHEREAS, the Trust wishes to engage the Trust's Agent to act as agent for the Trust and in such capacity to perform certain administrative services on its behalf for the Trust; and

     WHEREAS, the Trust's Agent is willing to perform such services and to act in such capacity as aforesaid, subject to and in accordance with the provisions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1.   DEFINITIONS

          Capitalized terms used herein, unless otherwise defined, shall have the same meanings ascribed thereto in the Trust Agreement.

     2.   APPOINTMENT OF THE TRUST'S AGENT

          The Trust hereby appoints the Trust's Agent to act as agent for the Trust in accordance with the Trust Agreement and in such capacity to furnish, or arrange for affiliates to furnish, the administrative services described below for the period and on the terms and conditions set forth in this Agreement. The Trust's Agent hereby accepts such appointment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth. The Trust's Agent shall act as an agent of the Trust in an administrative capacity and not a fiduciary capacity. The Trust's Agent shall have no agency or other relationship hereunder directly with any Holder.


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     3.   DUTIES OF TRUST'S AGENT

          The Trust's Agent shall perform (or supervise the performance of) the duties of the Trust's Agent contemplated by the Trust Agreement to be delegated by the Trustee to the Trust's Agent, including but not limited to the following:

               (i) determining and communicating to the Trustee any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates as required by Section 3.05 of the Trust Agreement;

               (ii) appointing a successor Trustee upon the resignation of the Trustee pursuant to Section 10.01(a) of the Trust Agreement;

               (iii) causing the Certificates to be eligible for transfer under Rule 144A promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and arranging for the preparation and delivery of information with respect to the Trust in connection with Certificate transfers pursuant to Rule 144A(d)(4) under the 1933 Act in accordance with Section 3.09 of the Trust Agreement to the extent such information is reasonably available;

               (iv)   appointing a Paying Agent, if and as required pursuant to
          Section 3.12 of the Trust Agreement and causing any such Paying Agent to execute any instruments or agreements pursuant to Section 3.12 of the Trust Agreement;

               (v) consulting with the Trustee as to the matters set forth in Sections 5.01, 6.01, 6.02, 9.01 and 11.01 of the Trust Agreement; and

               (vi) approving any modification or termination of the Basic Documents proposed by the Trustee pursuant to Section 6.03 of the Trust Agreement.

     4.   INDEPENDENT CONTRACTOR

          For all purposes of this Agreement, the Trust's Agent shall be an independent contractor. Nothing contained in this Agreement shall (i) constitute the Trust's Agent and the Trust or the Trustee as partners or joint venturers of one another, (ii) be construed to impose any liability as such on either of them, or (iii) be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other. Unless expressly authorized by the Trust, the Trust's Agent shall have no authority to act for or represent the Trust in any way and shall not otherwise be deemed an agent of the Trust.


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     5.   LIMITS OF TRUST'S AGENT'S RESPONSIBILITY; INDEMNIFICATION

          (a) The Trust's Agent, its directors, officers, shareholders and employees and its affiliates shall not be liable to the Trustee, the Trust or the Holders or others for actions or omissions in the performance of their duties hereunder in compliance with the terms of this Agreement, except by reason of acts or omissions constituting bad faith, willful misfeasance, gross negligence or reckless disregard of their duties (the "Standard of Care"). The Trust's Agent assumes no responsibility under this Agreement other than to render the services called for hereunder in accordance with the Standard of Care.

          (b) The Trust hereby agrees to indemnify and hold harmless the Trust's Agent and each person who controls the Trust's Agent within the meaning of the federal securities laws, and their respective affiliates, directors, officers, shareholders, employees and agents, from and against any and all expenses (including but not limited to reasonable fees and expenses of counsel), losses, damages, liability, demands, charges and claims of any nature whatsoever which may be imposed on or incurred by any such person in respect of or arising from any acts or omissions performed or omitted by the Trust's Agent in compliance with the terms of this Agreement and in accordance with the Standard of Care; PROVIDED, HOWEVER, that such indemnification shall be provided solely from the Trust Property and the Bank shall not be liable in its individual capacity for any such amounts.

          (c) The Trust's Agent agrees that any amount payable to it under subsection 5(b) hereof shall be only to the extent of any excess funds of the Trust after payment of all other Trust Liabilities and all amounts due under the Trust Certificates and that the obligation of the Trust to pay any such amount to the Trust's Agent shall be expressly subordinate in right of payment to amounts due to Holders under the Trust Certificates.

     6.   TERM OF AGREEMENT; TERMINATION

          Unless previously terminated in accordance with this Section, this Agreement shall terminate upon the termination of the Trust in accordance with Section 9.01 of the Trust Agreement. The Trustee may terminate this Agreement at any time upon 30 days' prior written notice to the Trust's Agent. The Trust's Agent may resign its duties hereunder by providing the Trustee with at least 60 days' written notice, provided that a successor Trust's Agent, approved by the Trustee, has agreed in writing to assume all of the obligations and duties of the Trust's Agent hereunder, and PROVIDED, FURTHER, that the Trust's Agent may assign its rights and delegate its obligations hereunder pursuant to Section 10 hereof. The Trustee shall notify Standard & Poor's Ratings Services and Moody's Investors Service Inc. of any such termination of this Agreement.

          The Trust's Agent shall not resign unless it is prohibited from acting hereunder by virtue of any insolvency proceeding involving it or because of the likelihood of the imposition against it of any state or federal rule, regulation or administrative order or because in the opinion of counsel it would be illegal for the Trust's Agent to perform any or all of its duties hereunder. The Trustee shall have no duty or obligation to assume the role as successor Trust's Agent unless the Trust's Agent is prohibited, for a reason set forth in the preceding sentence, from acting hereunder. If the Trust's Agent is so prohibited from acting hereunder, then the Trustee shall use its best efforts to appoint a successor Trust's Agent. If no successor Trust's Agent is appointed, the Trustee shall assume the role of the Trust's Agent until such time as a successor Trust's Agent shall have been appointed and begun acting as Trust's Agent. In no event, however, shall the Trustee, in its capacity as successor Trust's Agent, be obligated to perform the duties set forth in Section 3(iii) of this Agreement.

     7.   NON-EXCLUSIVITY

          The nature of the duties of the Trust's Agent hereunder shall not preclude the Trust's Agent from providing services of a like nature to any other person, firm or corporation.

     8.   NOTICES

          Any direction, notice, report or other communication required or permitted hereunder shall be furnished or given in writing (which may be a facsimile transmission) to the Trust or the Trust's Agent, as the case may be, at the following addresses:

     If to the Trust:

        BRAVO TRUST SERIES 1997-1
        c/o The Bank of New York
        101 Barclay Street,
        New York, New York 10286
        Attention: Corporate Trust Administration/
                        Asset Backed Finance
        Telecopier: (212) 815-5544

     If to the Trust's Agent:

        Bayerische Landesbank Girozentrale, New York Branch
        560 Lexington Avenue
        New York, New York 10022
        Attention: James M. Peterson
        Telecopier: (212) 310-9870

If to Standard & Poor's Ratings Services:

        Standard & Poor's Ratings Services
        26 Broadway
        New York, New York 10004


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        Attention: Insurance Group-Separate
                       Account Unit
        Telecopier: (212) 412-0323

     If to Moody's Investors Service, Inc.:

        Moody's Investors Service, Inc.
        99 Church Street
        New York, New York 10007
        Attention: Asset Backed Surveillance
        Telecopier: (212) 553-0355

     9.   ENTIRE AGREEMENT

          This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each party hereto.

     10.  ASSIGNMENT; SUCCESSORS AND ASSIGNS

          This Agreement shall inure to the benefit of and bind the parties hereto and their respective successors and assigns; provided that the Trust's Agent may not assign its rights and delegate its obligations hereunder without the prior written consent of the Trustee unless such assignment is to a wholly-owned, direct or indirect subsidiary of Bayerische Landesbank Girozentrale, New York Branch, which shall not require the consent of the Trustee; PROVIDED, FURTHER, that the Trust's Agent shall not assign or delegate its obligations under Section 5(c) hereof without the prior written consent of the Bank.

     11.  EXECUTION, DELIVERY AND PERFORMANCE BY TRUST'S AGENT

          The execution, delivery and performance of this Agreement, to the best of the knowledge of the Trust's Agent, after reasonable investigation, will not conflict with or constitute a default under any order, judgement, decree, agreement, injunction or other instrument binding on or affecting the property or assets of the Trust's Agent.

     12.  EXECUTION OF BASIC DOCUMENTS

          The Trust's Agent acknowledges that the Trustee is executing the Basic Documents on behalf of the Trust.


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     13.  NON-PETITION

          Notwithstanding any prior termination of this Agreement, the Trust's Agent shall not acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or making a general assignment for the benefit of creditors, or ordering the winding up or liquidation of the affairs of the Trust.

     14.  GOVERNING LAW

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION.

     15.  NO LIABILITY OF BANK

          The Bank of New York is executing this Agreement on behalf of the Trust solely as Trustee under the Trust Agreement and not in its individual capacity, and in no case whatsoever shall the Bank be liable for the statements or agreements of the Trust hereunder. All persons asserting any claim against the Bank, the Trustee or the Trust by reason of the transactions contemplated by this Agreement shall look solely to the Trust Property for payment or satisfaction thereof.

     16. COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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


          IN WITNESS WHEREOF, the parties hereto have caused this Agency Agreement to be duly executed as of the day and year first above written.

                         BRAVO TRUST SERIES 1997-1
                         By: The Bank of New York, not in its individual capacity but solely as Trustee under the Trust Agreement

                         By:  /s/ Cheryl L. Laser
                              ----------------------------------------------
                              Name   CHERYL L. LASER
                              Title:  Assistant Vice President


                         BAYERISCHE LANDESBANK GIROZENTRALE,
                         NEW YORK BRANCH

                         By:  /s/ Bert von Stuelpnagel
                              ----------------------------------------------
                              Bert von Stuelpnagel
                              Executive Vice President
                               and Manager


                         By:  /s/ Ron Bertolini
                              ----------------------------------------------
                              Ron Bertolini
                              First Vice President and
                               Treasury Manager

                            CO-TRUSTEE AGREEMENT

      This Co-Trustee Agreement (this "Co-Trustee Agreement"), dated as of November 25, 1997, between The Bank of New York (the "Trustee"), and The Bank of New York (Delaware)(the "Delaware Trustee").

                            W I T N E S S E T H

      WHEREAS, the holders of the Trust Certificates from time to time thereunder and the Trustee have entered into a Declaration of Trust and Trust Agreement dated as of November 25, 1997 (as the same may be further amended or restated from time to time, the "Trust Agreement") with the intention of forming BRAVO Trust Series 1997-1, a Delaware business trust (the "Trust") pursuant to the Delaware Business Trust Act, 12 DEL. C. Section 3801, ET SEQ. (the "DBTA"); capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement; and

      WHEREAS, the DBTA requires that at least one trustee of the Trust have its principal place of business in the State of Delaware; and

      WHEREAS, the Delaware Trustee has its principal place of business in the State of Delaware.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      FOR VALUABLE CONSIDERATION RECEIVED it is mutually covenanted and agreed pursuant to the terms of Section 2.05 of the Trust Agreement that the Delaware Trustee has been and by this document is, appointed to serve as the trustee of the Trust in the State of Delaware pursuant to Section 3807 of the DBTA. It is understood and agreed that (a) the duties and responsibilities of the Delaware Trustee shall be limited to the execution and delivery of all documents, and the maintenance of all records, necessary to form and maintain the existence of the Trust under the DBTA, and (b) the Delaware Trustee shall be entitled to all of the benefits, immunities and protections provided to the Trustee in the Trust Agreement and any other related documents. By the execution hereof, the Delaware Trustee accepts the trust created hereinabove and in the Trust Agreement; PROVIDED, HOWEVER, that the Delaware Trustee shall owe no other fiduciary duties to the holders of the Trust Certificates other than as expressly provided for in this Co-Trustee Agreement.

      This Co-Trustee Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. This Co-Trustee Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                                    2


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      IN WITNESS WHEREOF, the parties have executed this Co-Trustee Agreement as of the day and year first above written.

                                     THE BANK OF NEW YORK


                                     By: /s/ Cheryl L. Laser
                                        ---------------------------------
                                         Name:  CHERYL L. LASER
                                         Title: Assistant Vice President


                                     THE BANK OF NEW YORK
                                     (DELAWARE)


                                     By: /s/ Reyne A. Macadaeg
                                        ---------------------------------
                                         Name:  REYNE A. MACADAEG
                                         Title: Assistant Vice President